POWER OF ATTORNEY

          The undersigned Directors and Officers of The Timken Company, an Ohio corporation (the "Company"), hereby constitute and appoint W.
    R. Timken, Jr., Joseph F. Toot, Jr., Gene E. Little and Larry R. Brown, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for them and in their name, place and stead, to sign on their behalf as a Director of the Company, an Annual Report pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 1993 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

          EXECUTED this 4th day of February, 1994.

    /s/ Robert Anderson                /s/ Ward J. Timken
    _______________________________    _________________________________
    Robert Anderson, Director          Ward J. Timken, Director

    /s/ Peter J. Ashton                /s/ W. R. Timken, Jr.
    _______________________________    _________________________________
    Peter J. Ashton, Director;         W. R. Timken, Jr., Director and
    Executive Vice President/          Chairman - Board of Directors
    President - Bearings

    /s/ Stanley C. Gault               /s/ Joseph F. Toot, Jr.
    _______________________________    _________________________________
    Stanley C. Gault, Director         Joseph F. Toot, Jr., Director;
                                       President and Chief Executive
                                       Officer

    /s/ J. Clayburn La Force, Jr.      /s/ Charles H. West
    _______________________________    ________________________________
    J. Clayburn La Force, Jr.,         Charles H. West, Director;
    Director                           Executive Vice President/
                                       President - Steel

    /s/ Robert W. Mahoney              /s/ Alton W. Whitehouse
    _______________________________    _________________________________
    Robert W. Mahoney, Director        Alton W. Whitehouse, Director

    /s/ James W. Pilz                  /s/ Gene E. Little
    _______________________________    _________________________________
    James W. Pilz, Director            Gene E. Little, Vice President -
                                       Finance (Principal Financial
    /s/ John M. Timken, Jr.            Accounting Officer)
    _______________________________
    John M. Timken, Jr., Director

                                EXHIBIT 24
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